<EXHIBIT>                                                 EXHIBIT 10.14

 Undertaking to Furnish Copies of Omitted Exhibits and Schedules
     to Loan Agreement and Related Documents dated as of
                       December 26, 1997.



     PCD Inc. (the "Registrant") is not filing as exhibits to its Current Report on Form 8-K dated January 9, 1998, copies of the exhibits and schedules to the Loan Agreement between the Registrant and Fleet National Bank dated as of December 26, 1997, which Agreement is filed as Exhibit 10.1 thereto, and the related documents dated as of December 26, 1997, which documents are filed as Exhibits 10.2 through 10.13 thereto.

     The Registrant undertakes to furnish to the Securities and Exchange Commission, upon request, copies of such omitted exhibits and schedules.


Dated:  January 9, 1998

                                           PCD INC. (Registrant)

                                           By:  /s/ John L. Dwight, Jr.
                                                -----------------------
                                                John L. Dwight, Jr.
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer